EXHIBIT 5.1

[Letterhead of Sullivan & Cromwell LLP]

                  February 2, 2024

Lazard, Inc.,

30 Rockefeller Plaza,

New York, New York 10112.

Ladies and Gentlemen:

We are acting as counsel to Lazard, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement No. 333-275510 on Form S-4 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement was initially filed with the Securities and Exchange Commission by Lazard Ltd, formerly an exempted company incorporated in Bermuda that effective as of January 1, 2024 discontinued its existence under Bermuda law and continued its existence pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) as the Company (the “Domestication”). The Company is filing the Amendment to expressly adopt the Registration Statement, as amended, as its own for all purposes of the Act and the Securities Exchange Act of 1934 and to reflect the completion of the Domestication.

In connection with the filing of the Amendment, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that: (1) upon the filing with the Secretary of State of the State of Delaware and effectiveness of the Company’s certificate of corporate domestication (the “Certificate of Domestication”) and the Company’s certificate of incorporation (the “Certificate of Incorporation” and, together with the Certificate of Domestication, the “Certificates”), Lazard Ltd was domesticated as a corporation in the State of Delaware and the issued and outstanding Class A common shares, $0.01 par value per share, of Lazard Ltd were converted by operation of law into an equivalent number of shares of common stock, par value $0.01 per share, of Lazard, Inc. (the “Securities”) and (2) upon the Registration Statement becoming effective under the Act, such Securities were validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have, with your consent, assumed: (i) that immediately prior to the Domestication, Lazard Ltd was duly organized, validly existing and in good standing under the laws of Bermuda, and had the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388 of the DGCL; (ii) that, at all times relevant for purposes of rendering our opinion as expressed herein, the laws of Bermuda permitted Lazard Ltd to domesticate in the State of Delaware pursuant to Section 388 of the DGCL; (iii) that the discontinuance of Lazard Ltd in Bermuda and the domestication of Lazard Ltd in the State of Delaware pursuant to Section 388 of the DGCL was duly authorized and duly effected by Lazard Ltd in accordance with the laws of Bermuda; (iv) that all necessary action was taken under the applicable laws of Bermuda to authorize and permit Lazard Ltd to domesticate in the State of Delaware pursuant to Section 388 of the DGCL and any and all consents, approvals and authorizations from applicable Bermuda governmental authorities required to authorize and permit Lazard Ltd to domesticate in the State of Delaware pursuant to Section 388 of the DGCL were obtained; and (v) the issued and outstanding Class A common shares of Lazard Ltd as an exempted company limited by shares incorporated under the laws of Bermuda immediately prior to the Domestication were validly issued, fully paid, and non-assessable.

In addition, in rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or the Amendment or any related prospectus or other offering material relating to the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the DGCL, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of Lazard Ltd and other sources believed by us to be responsible and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery by all persons of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We hereby consent to the filing of this opinion as an exhibit to the Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP